BOISE CASCADE CORPORATION
                 KEY EXECUTIVE PERFORMANCE PLAN

1996 Payout Criteria Based on Economic Value Added (EVA)

Economic Value Added (EVA(R)) is a registered trademark of Stern
Stewart & Co., and they have assisted Boise Cascade in developing this incentive plan.

                            PAYOUT AS A PERCENT OF SALARY
    Improvement
      in EVA               CEO         EVP/SVP           VP
______________          ______        ________         _____
    Less than
($619,742,000)            0.0%          0.0%            0.0%
($350,000,000)           30.9%         24.1%           18.0%
($175,000,000)           50.9%         39.6%           29.7%
($103,742,000)           75.4%         58.6%           44.0%
($103,741,999)          105.4%         82.0%           61.5%
           $0           140.9%        109.6%           82.2%
 $175,000,000           160.9%        125.2%           93.9%
 $350,000,000           173.9%        135.3%          101.5%

o For Improvement in EVA in excess of $350 Million the payout increases proportionally to the increase from $175 Million to $350 Million.

o The payout is interpolated on a straight line for Improvement in EVA not shown in the table.

EVA =                    Net Operating Profit Before Tax -
                         Capital Charge

Net Operating Profit
Before Tax (NOPBT)* =    Income from operating assets
                         +    Imputed interest of capitalized
                              lease obligations
                         +    Increase (decrease) in LIFO reserve
                         -    Amortization of restructuring
                              losses

  * Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

Capital Charge =         EVA Capital x 16%

EVA Capital** =          Operating Capital
                         +    Imputed capital value of lease
                              obligations
                         +    Total LIFO reserve account
                         -    Gain from the sale of assets
                         +    Unamortized restructuring losses

  ** Nonrecurring and nonoperating losses do not affect Operating
     Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

                    BOISE CASCADE CORPORATION
                 KEY EXECUTIVE PERFORMANCE PLAN

I.   1997 Payout Criteria Based on Economic Value Added (EVA)

Economic Value Added (EVA(R)) is a registered trademark of Stern
Stewart & Co., and they have assisted Boise Cascade in developing this incentive plan.

                            PAYOUT AS A PERCENT OF SALARY
    Improvement
      in EVA               CEO         EVP/SVP           VP
______________          ______        ________         _____
($161,005,000)            0.0%          0.0%            0.0%
($135,000,000)            3.5%          2.2%            1.7%
  $40,000,000            73.5%         47.2%           36.7%
 $127,500,000           108.5%         69.7%           54.2%
 $215,000,000           120.1%         77.2%           60.1%
 $477,775,000           152.8%         98.3%           76.4%
 $477,775,001           166.8%        107.3%           83.4%
 $577,775,000           180.2%        115.8%           90.1%

o For Improvement in EVA in excess of $577.8 Million, the payout increases proportionally to the increase from $477.8 Million to $577.8 Million.

o The payout is interpolated on a straight line for Improvement in EVA not shown in the table.

EVA =                    Net Operating Profit Before Tax -
                         Capital Charge

Net Operating Profit
Before Tax (NOPBT)* =    Income from operating assets
                         +    Imputed interest of capitalized
                              lease obligations
                         +    Increase (decrease) in LIFO reserve
                         -    Amortization of restructuring
                              losses

  * Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

Capital Charge =         EVA Capital x 16%

EVA Capital** =          Operating Capital
                         +    Imputed capital value of lease
                              obligations
                         +    Total LIFO reserve account
                         -    Gain from the sale of assets
                         +    Unamortized restructuring losses

  ** Nonrecurring and nonoperating losses do not affect Operating
     Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.  Alternative Payout

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1997 plan year under the Company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key execu-tives in such plans (e.g., VP ratio = 35/24; EVP/SVP ratio = 45/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage.
The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount
(including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on EVA or (2) the Alternative Payout.